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                                                                     EXHIBIT 4.5

                                 FIRST AMENDMENT

                                     TO THE

                        PREFERRED STOCK RIGHTS AGREEMENT

                                     BETWEEN

                                   XICOR, INC.

                                       AND

                  AMERICAN STOCK TRANSFER & TRUST COMPANY

This First Amendment to the Preferred Stock Rights Agreement (the "AMENDMENT") is made and entered into as of March 14, 2004 between Xicor, Inc., a California corporation (the "COMPANY"), and American Stock Transfer & Trust Company, as Rights Agent (the "RIGHTS AGENT").

                              R E C I T A L S

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement dated as of October 9, 2001 (the "RIGHTS AGREEMENT");

      WHEREAS, Section 27 of the Rights Agreement provides that, prior to the Distribution Date (as defined in the Rights Agreement), the Company may supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights;

      WHEREAS, the Company, Intersil Corporation, a Delaware corporation (the "PARENT"), New Castle Merger Sub Corp., a California corporation and a wholly owned subsidiary of the Parent (the "MERGER SUB") and New Castle Sub LLC, a single member Delaware limited liability company wholly-owned by Parent (the "LLC"), intend to enter into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which, among other things, Merger Sub will merge with and into the Company (the "STEP ONE MERGER") and the outstanding shares of Common Stock, no par value per share, of the Company (the "COMPANY COMMON STOCK") together with each associated Right (as defined in the Rights Agreement) will be converted into the right to receive a certain number of shares of Common Stock, no par value per share, of the Parent ("PARENT COMMON STOCK"), upon surrender of the certificate representing such share of Company Common Stock, upon the terms and subject to the conditions of the Merger Agreement;

      WHEREAS, on March 14, 2004, the Board of Directors of the Company resolved to amend the Rights Agreement to exempt the Merger, the Merger Agreement and the other transactions specifically contemplated thereby from the application of the Rights Agreement; and
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      WHEREAS, the Company intends to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

      2. Amendments.

            (a) Section 1(a) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(a):

      "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, neither Intersil Corporation, a Delaware corporation (the "PARENT"), nor New Castle Merger Sub Corp., a California corporation and a wholly owned subsidiary of the Parent (the "MERGER SUB"), nor New Castle Sub LLC, a single member Delaware limited liability company wholly-owned by Parent (the "LLC") nor any of such parties' Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of: (i) the approval, execution or delivery of that certain Agreement and Plan of Merger (the "MERGER AGREEMENT") by and among the Company, the Parent, the Merger Sub and the LLC, pursuant to which the Merger Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent (the "STEP ONE MERGER") and the merger of the Company, as the surviving corporation of the Step One Merger, with and into LLC (the "STEP TWO MERGER," and together with the Step One Merger, the "MERGERS"), with the LLC being the ultimate surviving entity in the Mergers, including any amendment or supplement to the Merger Agreement; (ii) the acquisition of Common Shares (including the conversion of shares of common stock of the Merger Sub into Common Shares) pursuant to the Merger Agreement; or (iii) the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement."

            (b) Section 1(l) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(l):

      "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, no Distribution Date shall be deemed to have occurred by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the acquisition of Common Shares (including the conversion of shares of common stock of the Merger Sub into Common Shares) pursuant to the Merger Agreement; or (iii) the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement."

            (c) Section 1(r) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

" "FINAL EXPIRATION DATE" shall mean the earlier to occur of (i) immediately prior to the Effective Time (as defined in the Merger Agreement) and (ii) Close of Business on October 19, 2011."

            (d) Section 1(hh) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(hh):
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      "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, no Shares Acquisition Date shall be deemed to have occurred by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto, in connection with the execution of the Merger Agreement; (ii) the acquisition of Common Shares (including the conversion of shares of common stock of the Merger Sub into Common Shares) pursuant to the Merger Agreement; or (iii) the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement."

            (e) Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

      "(a) Subject to Sections 7(e), 23(b) and 24(b) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Close of Business on the Expiration Date by surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one-thousandth of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as to which the Rights are exercised. Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, none of (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto, in connection with the execution of the Merger Agreement; (ii) the acquisition of Common Shares (including the conversion of shares of common stock of the Merger Sub into Common Shares) pursuant to the Merger Agreement; or (iii) the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement, shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise.

      The Exercise Price for each one-thousandth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be Sixty Dollars ($60.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

            (f) Section 13 of the Rights Agreement is hereby amended by adding the following new Section 13(g) to the end of Section 13:

      "(g) Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, none of (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto, in connection with the execution of the Merger Agreement; (ii) the acquisition of Common Shares (including the conversion of shares of common stock of the Merger Sub into Common Shares) pursuant to the Merger Agreement; or (iii) the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement, shall be deemed to be events of the type described in this Section 13 or to cause the Rights to become exercisable pursuant to the provisions of this Section 13 or otherwise."

            (g) Section 20 of the Rights Agreement is hereby amended by adding the following new Section 20(l) to the end of Section 20:

      "(l) The Rights Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Merger Agreement or any agreements and documents related to or referred to
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in the Merger Agreement or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement."

      3. Effective Date. This Amendment shall become effective as of the date first above written but such effectiveness is contingent upon the execution and delivery of the Merger Agreement by the Company.

      4. Effect of Amendment. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

      5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      7. Certification. The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company duly adopted and approved at a meeting held March 14, 2004, hereby certifies to the Rights Agent that this amendment is in compliance with Section 27 of the Rights Agreement.
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IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day first above written.

                                  XICOR, INC.


                                  By:    /s/ Louis DiNardo
                                         ---------------------------------------

                                  Name:  Louis DiNardo
                                         ---------------------------------------

                                  Title: Co-Chairman of the Board, President and
                                         Chief Executive Officer
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                                  AMERICAN STOCK TRANSFER & TRUST COMPANY

                                  By:    /s/ Herbert J. Lemmer
                                         ---------------------------------------

                                  Name:  Herbert J. Lemmer
                                         ---------------------------------------

                                  Title: Vice President
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